Exhibit 4.2


                        WARRANT TO COMMON STOCK PURCHASE


NO SALE, OFFER TO SELL OR TRANSFER OF THE SECURITY REPRESENTED BY THIS COMMON STOCK OR ISSUABLE UPON EXERCISE THEREOF SHALL BE MADE UNLESS A REGISTRATION STATEMENT IS IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE FEDERAL SECURITIES ACT OF 1993, AS AMENDED, AND THE SECURITIES ARE APPROPRIATELY REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, OR EXEMPTION FORM THE APPLICABLE REGISTRATION OR QUALIFICATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS ARE, IN THE OPINION OF LEGAL COUNSEL, THEN APPLICABLE TO SUCH SECURITIES.


Void After 5:00 p.m. Minneapolis, Minnesota time on        [date]
                                                    -------------



                           5 YEAR WARRANT TO PURCHASE
                             SHARES OF COMMON STOCK
                                       OF
                               INTER-CON/PC, INC.


GRANT DATE:                                 SHARES:

EXPIRATION DATE:                            SHARES: [alpha-numeric]



Warrant No.  064


         THIS CERTIFIES that, subject to the terms and conditions herein set forth, __________, or his, her, or its registered assigns, is entitled to purchase from INTER-CON/PC, INC., a Minnesota corporation (the "Company"), at any time or from time to time prior to the time and date set forth above, __________ ( __________ ) fully paid and nonassessable Shares of Common Stock of the Company (such class of Shares being referred to as the "Common Stock", and such Shares of Common Stock which may be acquired upon exercise of a Warrant being referred to as the "Shares").

         This Warrant has been issued by the Company pursuant to a Common Stock Purchase Agreement dated __________, by and between the Company and the original holder of this Warrant, the provisions of which are incorporated herein by reference with the same force and effect as if fully set forth herein.

         This Warrant is subject to the following terms and conditions:

         1) PURCHASE PRICE. Subject to adjustment as hereinafter provided, the purchase price of each Share shall be $ ____________. The purchase price of one Share is referred to herein as the "Warrant Price."

         2) ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. The number and kind of securities issuable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows.

                  (a) Adjustment for Dividends, Splits and Consolidations. In case the Company shall at any time subdivide the outstanding Common Stock into a greater number of Shares or declare a dividend payable in Common Stock, the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding Common Stock shall be combined into a smaller number of Shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased.

                  (b) Adjustment for Reorganizations or Consolidations. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another entity, or the sale of all or substantially all of its assets to another entity, shall be effected in such a way that holders of Shares of Common Stock shall be entitled to receive stock, securities or assets ("substituted property") with respect to or in exchange for such Shares, then the holder of this Warrant shall have the right to purchase and receive upon the terms and conditions specified in this Warrant, and in lieu of the Shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such substituted property as would have been issued or delivered to the holder of this Warrant if such holder had exercised this Warrant and had received upon exercise of this Warrant the Shares prior to such reorganization, reclassification, consolidation, merger or sale.

                  (c) Other Adjustment. If the Company takes any other action, or if any other event occurs, which does not come within the scope of the provisions of Section 2(a) or 2(b), but which should result in an adjustment in the Warrant Price and/or the number of Shares in order to fairly protect the purchase rights of the registered holder of this Warrant, an appropriate adjustment in such purchase rights shall be made by the Company.

         4) NO FRACTIONAL SHARES. No fractional Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional Share, which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Warrant Price on the date of exercise.

         5) NO SHAREHOLDER RIGHTS. This Warrant shall not entitle its holder to any of the rights of a shareholder of the Company prior to exercise of this Warrant.

         6) COVENANTS OF THE COMPANY. The Company covenants that during the period this Warrant is exercisable, the Company will reserve from its authorized and unissued Shares of Common Stock a sufficient number of Shares of Common Stock to provide for the issuance of Shares upon the exercise of this Warrant. The Company further covenants that all Shares that may be issued upon the exercise of this Warrant will, upon payment and issuance, be duly authorized and issued, fully paid and nonassessable shares of Common Stock.

         7) EXERCISE OF WARRANT. This Warrant may be exercised by the registered holder, in whole or in part, by the surrender of this Warrant at the principal office of the Company, together with the Exercise Form attached hereto duly executed, accompanied by payment in full of the amount of the aggregate Warrant Price in cash, cashier's check or bank draft. Upon partial exercise hereof, a new warrant or warrants containing the same date and provisions as this Warrant shall be issued by the Company to the registered holder for the number of Shares with respect to which this Warrant shall not have been exercised. For each partial exercise the holder shall purchase a minimum of one thousand (1,000) Shares, or, if the number of Shares available for exercise under the Warrant is less than such minimum number, the balance of the Shares available for exercise under the Warrant. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date the Company is in receipt of this Warrant, a completed Exercise Form, all documents the Company may reasonably request from the holder for the purpose of complying with applicable securities and other laws, and payment for the number of Shares being acquired upon exercise of this Warrant. The holder entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. After such date, the Company shall issue and deliver to the holder or holders entitled to receive the same, a certificate or certificates for the number of full Shares issuable upon such exercise, together with cash in lieu of any fraction of a Share, as provided above.

         8) INVESTMENT INTENT; RESTRICTIONS ON TRANSFER. The holder of this Warrant, by acceptance hereof, agrees, represents and warrants that this Warrant and the Shares which may be issued upon exercise hereof are being acquired for investment, that the holder has no present intention to resell or otherwise dispose of all or any part of this Warrant or any Shares, and that the holder will not offer, sell or otherwise dispose of all or any part of this Warrant or any Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act") or applicable state securities laws. The Company may condition any transfer, sale, pledge, assignment or other disposition on the receipt, from the party to whom this Warrant is to be so transferred or to whom Shares are to be issued or so transferred, of any representations and agreements requested by the Company in order to permit such issuance or transfer to be made pursuant to exemptions from registration under federal and applicable state securities laws. Upon exercise of this Warrant, the holder hereof shall, if requested by the Company, confirm in writing the holder's investment purpose and acceptance of the restrictions on transfer of the Shares, as well as any representations and agreements requested by the Company in order to permit the issuance of Shares to be made pursuant to exemptions from registration under federal and applicable state securities laws. The Company may place one or more restrictive legends on the Warrant or any certificates representing the Shares which set for the restrictions contained herein, and may further place a "stop transfer" restriction in the Company's books and records with respect to the Warrant and any Shares. The restrictions set forth in this warrant shall be binding upon any holder, donee, assignee or transferee of the Warrant or the Shares.

         9) LOCK-UP PROVISION. The holder of the Warrant or any Shares shall not, without the prior written consent of the Company and the managing underwriter in such offering: (i) sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of any of the Shares; (ii) sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of any right to purchase any of the Shares; or (iii) sell or grant, or agree to sell or grant, options, rights or warrants with respect to any of the Shares. Such restrictions shall be effective for a period of time equal to the period during which the managing underwriter imposes such transfer restrictions on the Company's officers and directors; provided, that in no event shall the restricted period applicable to a holder of this Warrant exceed one hundred eighty (180) days after effectiveness of the Company's registration statement filed with the Securities and Exchange Commission with respect to such offering.

         10) TRANSFER OF WARRANT. In the event the holder of this Warrant desires to transfer this Warrant, the holder shall provide the Company with a Form of Assignment, in the form attached hereto describing the manner of such transfer, and an opinion of counsel (reasonably acceptable to the Company) that the proposed transfer may be effected without registration or qualification under applicable securities laws, whereupon such holder shall be entitled to transfer this Warrant in accordance with the notice delivered by such holder to the Company. If, in the opinion of the counsel referred to in this Section, the proposed transfer or disposition described in the written notice may not be effected without registration or qualification of this Warrant, the Company shall give written notice thereof to the holder hereof, and such holder will limit its activities in respect to such proposed transfer or disposition as, in the opinion of such counsel, are permitted by law.

         11) SUBDIVISION OF WARRANT. At the request of the holder of this Warrant in connection with a transfer or exercise of a portion of the Warrant, upon surrender of such Warrant for such purpose to the Company, the Company will issue and exchange therefore warrants of like tenor and date representing in the aggregate the right to purchase such number of Shares of Common Stock as shall be designated by such holder at the time of such surrender; provided, however, that the Company's obligations to subdivide securities under this Section shall be subject to and conditioned upon the compliance of any such subdivision with applicable securities laws.

         12) LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dates of such cancellation, in lieu of this Warrant.

         13) NO LIMITATION ON CORPORATION ACTION. No provisions of the Warrant and no right or option granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its Articles of Incorporation, reorganize or merge with or into another corporation, or to transfer all or any part of its property or assets, or the exercise of any other of its corporate rights and powers.

         14) MISCELLANEOUS. The terms of this Warrant shall be governed by the laws of the state of Minnesota without reference to such state's conflicts of law provisions. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and the registered holder hereof. All notices and other communications from the Company to the holder of this Warrant shall be by U.S. mail or by overnight delivery service to the address furnished to the company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing. Delivery shall be deemed to have occurred on the date three
                  (3) days after depositing the notice in the U.S. mail or one
                  (1) day after delivery of such notice to a reputable overnight delivery service.


ISSUED this ___ day of ____________, 2000

INTER-CON/PC, INC.


By:          [Signature]
         ---------------
         Michael P. Ferderer

Its:     Chief Executive Officer

                                  EXERCISE FORM

                               INTER-CON/PC, INC.

                 (To be executed only upon exercise of Warrant)


         The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases _______________________ of the number of shares of Common Stock of INTER-CON/PC, INC. purchasable with this warrant, and herewith makes payment therefore, all at the price and on the terms and conditions specified in this Warrant.



Dated:
       -----------------------------------------


-----------------------------------------------
Print Name of Registered Holder


-----------------------------------------------
Signature of Registered Holder


-----------------------------------------------
Capacity (if an entity holder)


-----------------------------------------------
Street Address


-----------------------------------------------
City, State, Zip Code


-----------------------------------------------
IRS Identification Number

                               FORM OF ASSIGNMENT

                               INTER-CON/PC, INC.



         FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of Shares of Common Stock set forth below:


         NAME OF ASSIGNEE              ADDRESS                 NUMBER OF SHARES
         ----------------              -------                 ----------------











and does hereby irrevocably constitute and appoint ___________________________ Attorney to make such transfer on the books of INTER-CON/PC, INC. maintained for that purpose, with full power of substitution in the premises.


Dates:
       -----------------------------------


------------------------------------------
Print Name of Registered Holder


------------------------------------------
Signature


------------------------------------------
Capacity (if an entity holder)